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                                                                     EXHIBIT 1.1


                         MSH ENTERTAINMENT CORPORATION
                               Public Offering of
                        3,000,000 Shares of Common Stock

                         PARTICIPATING DEALER AGREEMENT

       MSH Entertainment Corporation, a Utah corporation (the "Company), invites your participation as a Participating Dealer ("Participating Dealer"), in a public offering of a up to 3,000,000 shares of Common Stock, with a par value of $0.001 (the "Common Stock"), of the Company, to be offered and sold to the public at the price of $______ per share. All such shares of Common Stock are sometimes referred to herein as the "Shares." The Shares are being offered subject to the terms of this Agreement and such further instructions from the Company as may be forwarded to the Participating Dealers from time to time.

     The terms of the offering are more fully described in the enclosed Prospectus, which has been filled with the Securities and Exchange Commission as part of the Company's Registration Statement on Form S-1 (File No. 333- __________) (the "Registration Statement"). This invitation is made by the Company only if the Shares may be lawfully offered to dealers in the state(s) in which the Participating Dealer is registered as a broker-dealer. The terms and conditions of this invitation are as follows:

  1.  Acceptance of Orders.  Orders received from the Participating Dealer will
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be accepted only at the price, in the amount, and on the terms which are set forth in the Company's current Prospectus and this Agreement. As used herein, term "Prospectus" means a prospectus which meets the requirements of Section 10 of the Securities Act of 1933, as amended ("Act"), with respect to the
securities which are the subject of this Agreement.   The Company may, from time
to time, allocate Shares which each Participating Dealer may offer and sell subject to the terms in the current Prospectus and this Agreement, and may increase or decrease such allocation or withdraw such allocation whether or not such Participating Dealer has confirmed transactions as a result of such allocation. Such allocation represents the maximum number of Shares a Participating Dealer may offer for sale. Each such allocation does not require the Escrow Agent (defined in Paragraph 7 below) or the Company to accept any transaction in its sole, unconditional discretion.

  2.  Selling Concession.  As a Participating Dealer, you will be allowed, on
      ------------------
all Shares sold by you, a concession (commission) of up to ten percent (10%) of the total sales price as shown in the Company's current Prospectus.

  3.  Status of Dealer.  The Participating Dealer agrees that it will act as
      ----------------
agent for the Company to sell the Shares to its customers only as authorized by the Company. In all sales of the Shares to the public, the Participating Dealer shall confirm as agent for the Company, and shall indicate thereon that the transaction is subject to the terms and conditions of the Prospectus and the Participating Dealers Agreement and may be rejected by the Company.

  4.  Special Limitation on Participating Dealer's Authority.  The Participating
      ------------------------------------------------------
Dealer agrees that it will make no sales to any accounts over which it exercises discretionary authority.

  5.  Acceptance.  The Participating Dealer will promptly transmit, in
      ----------
accordance with Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, into the Account identified in Paragraph 7 hereof all funds received from purchasers, a duplicate confirmation, a record of each sale which sets forth the name, address, social security number of each individual beneficial purchaser, the

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number of Shares purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the Shares are to be issued to the purchasers in joint tenancy, tenancy in common, or otherwise.

  6.  Blue Sky Approval and Rejection of Sales.  The Shares may be sold only in
      ----------------------------------------
the states of ______ . Each Participating Dealer shall report, in writing, to the Company the number of the Shares which each has sold in each state and the number of persons in each such state who purchased Shares through the Participating Dealer. Each transaction may be rejected by the Company in its unconditional discretion, and if rejected, the Company will return or will instruct the Escrow Agent to return to the purchaser all funds paid by the purchaser which have been received by the Escrow Agent or the Company. If such funds should be returned to the Participating Dealer, the Participating Dealer will return promptly to the purchaser, but in no event more than five business days after actual receipt from the Company or the Escrow Agent, the full purchase price paid by the purchaser.

  7.  Deposit of Proceeds.  The proceeds from the sale of Shares sold on behalf
      -------------------
of the Company in the offering will be provided to the Company. No certificates evidencing the Shares will be issued and no sales will be completed unless and until the sales funds have been deposited with the Company's designated depository Agent, ____________________________, and such funds have cleared and been released and the proceeds thereof delivered to the Company. The Company will promptly transmit (within five business days after payment of the proceeds to the Company) the commissions and the concessions allowed to the Participating Dealers.

  8.  Payment.  Payment for the Shares shall be delivered to the Company's
      -------
depository Agent. All checks and other instruments for the payment of money shall be in clearing house funds or certified and made payable (or endorsed by Participating Dealers which have net capital of $25,000 or more) to "_________." In addition, customer checks will be made payable to the Company's depository Agent in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934 and customer funds will be transmitted to the Company's depository Agent by Participating Dealers by noon of the next business day following their receipt in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934. Certificates for the Shares sold by the Participating Dealer shall be available for delivery at the Company's transfer agent, unless other arrangements are made with the Company for delivery. Neither the Participating Dealer nor any purchaser shall have the right to cancel any confirmed order, or to receive a refund of any part of the proceeds deposited in the Company's depository Account.

  9.  Participating Dealer's Undertakings.  No person is authorized to give any
      -----------------------------------
information or to make any representations concerning the Company or the offering of the Shares except those contained in the Company's then current Prospectus. The Participating Dealer agrees to comply with the prospectus delivery requirements of the Act. The Participating Dealer agrees not to use any sales literature of any kind other than Prospectuses supplied by the Company without prior written approval of the Company unless such sales literature is furnished by the Company for such purpose. In offering and selling the Shares, the Participating Dealer will rely solely on the representations contained in the Company's current Prospectus. Additional copies of the then current Prospectus will be supplied by the Company in reasonable quantities upon
request.   The Participating Dealer understands that during the 60-day period after the first date upon which the Shares of the Company are bona fide offered to the public, all Participating Dealers effecting transactions in the Company's Shares may be required to deliver the Company's Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale (Rule 256).

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  10.  Conditions of Offering.  All sales will be subject to delivery by the
       ----------------------
Company of certificates evidencing the Shares, which certificates will be issued approximately five days after the close of the Offering Period. The Company shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering or arising thereunder. The Company shall incur no liabilities to the Participating Dealer except as may be incurred under the Act, the Rules and Regulations thereunder, or for obligations assumed in this Agreement.

  11.  Failure of Order.  If a sale is rejected or if a payment is received
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which proves insufficient or worthless, any compensation paid to the
Participating Dealer shall be returned by the Participating Dealer's remittances in cash.

  12.  Representations and Agreements of Dealer.  The Participating Dealer
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represents and agrees that:

  (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended;

  (ii) it is qualified to act as a dealer in the states or other jurisdictions in which it offers the Shares;

  (iii) its representatives are qualified to act as such in each of the states and other jurisdictions in which they may so act in offering and selling the Shares subject to this Agreement;

  (iv) it is a member in good standing of the National Association of Securities Dealers, Inc.; and

  (v) it will maintain such registrations, qualifications and memberships throughout the term of this Agreement and comply with all statutes and other requirements applicable to it as a broker or dealer pursuant to those registrations, qualifications and memberships.

  Further, in offering and selling the Shares, the Participating Dealer agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned and the Bylaws, Rules and Interpretations of the National Association of Securities Dealers, Inc. Further, the Participating Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction, except those set forth in Paragraph 6 hereof, subject to such Participating Dealer's and its representatives' qualification as represented above. The Participating Dealer shall not be entitled to any compensation hereunder during any period in which it has been suspended or expelled from membership in the National Association of Securities Dealers, Inc.

  The Participating Dealer represents and agrees that not less than 48 hours prior to the time at which it expects to mail confirmations of sale of Shares it will distribute copies of the then current preliminary or final Prospectus to all persons to whom it then reasonably expects to mail such confirmations, in substantially the manner described in Rule 15c2-4 under the Securities Exchange Act of 1934.

  The Participating Dealer represents and agrees that it has not previously bid for or purchased any securities whatsoever of which the Company is or will be the issuer and until the distribution to which this Agreement relates is completed, it will not bid for or purchase or attempt to induce any other persons to bid for or purchase any securities whatsoever of which the Company is the issuer, other than transactions involving the initial sale of the Shares subject to this Agreement.

  The Participating Dealer agrees to comply with the provisions of Article III of the Rules of Fair Practice as promulgated by the National Association of securities Dealers, Inc., including without limitation, Sections 24, 8, 36 and 25 thereof.

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  13.  Dealer's Employees.  The Participating Dealer agrees to assume full
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responsibility for thorough and proper training and supervision of its representatives concerning, among other things, the federal and state laws which may be applicable, including the federal and state requirements for the registration of the Shares, the uses to be made of the Prospectus, the prohibitions on the use of other sales literature, the federal and state requirements for broker-dealer registration of representatives, the truthful disclosure to and fair dealing with prospective investors, the prohibitions against false, misleading and unwarranted representations, opinions, promises and predictions, the suitability of the investment by the prospective investors, and the prohibitions contained in the National Association of Securities Dealers, Inc.'s "Free Riding and Withholding" interpretation and all other applicable laws, regulations, rulers, orders and interpretations. In addition, the Participating Dealer shall bring to the attention of each of its representatives the provisions of the Prospectus to the effect that any representation or information other than the representations and information contained therein are not authorized by the Company and the provisions of Paragraph 9 hereof, and will supervise its representatives to assure compliance with such provisions.

  14.  Company's Indemnification.  The Company hereby agrees to indemnify,
       -------------------------
defend and hold the Participating Dealer, and each person, if any, who controls the Participating Dealer within the meaning of either Section 15 of the Act or
Section 20 of the Securities Exchange Act from and against any and all losses, claims, damages, liabilities or expenses joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) which they or any of them may incur under the Act, or any state securities law and the Rules and Regulations or the rules and regulations under any state securities laws or any other statute or at common law or otherwise incurred by any of them in connection with any litigation (including the cost of any investigation and preparation), whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in any state or other jurisdiction in order to register or qualify the Shares under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Paragraph 14 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Participating Dealer or any person controlling the Participating Dealer in respect of any such losses, claims, damages, liabilities or actions arising or any such omission or alleged omission, if such statement or omission was made in reliance upon information and furnished in writing to the Company by such Participating Dealer specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Participating Dealer.

  15.   Notice. The Participating Dealer agrees to notify the Company promptly
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of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the offer and sale of any of the Shares and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all the developments therein. In case of commencement of any action in which indemnity may be sought

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from the Company on account of the indemnity agreement contained in Paragraph
14, the Participating Dealer agrees within a reasonable time after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, to notify the Company in writing of the commencement thereof. The omission of the Participating Dealer so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Participating Dealer or any person controlling it. In case any such action shall be brought against the Participating Dealer and the Participating Dealer shall have notified the Company of the commencement thereof, the Company shall be entitled to participate in the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Participating Dealer or such controlling person or persons, defendant, or defendants in such litigation.

  16.  Participating Dealer's Indemnification.  The Participating Dealer hereby
       --------------------------------------
agrees in the same manner and to the same extent as set forth in Paragraph 14 above, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Securities Exchange Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus, or any amendment thereto, or any application or other document filed in any state or other jurisdiction in order to register or qualify the Shares under the securities law thereof, if such statements or omissions were made in reliance upon information furnished in writing to the Company by the Participating Dealer specifically for use in connection with the preparation of the Registration Statement and Prospectus or any amendment or supplement thereto, or with respect to any failure of the Participating Dealer to deliver a Prospectus in accordance with the requirements of Section 5 of the Act, or with respect to any untrue statement or alleged untrue statement of a material fact made by the Participating Dealer or its agents not based on statements in the Prospectus or authorized in writing by the Company, or with respect to any misleading statement or alleged misleading statement made by the Participating Dealer or its agents resulting from the omission of material facts which misleading statement is not based upon the Prospectus, or information furnished in writing by the Company. This indemnity agreement is in addition to any other liability which the Participating Dealer may otherwise have to the Company.

  17.  Notice.  The Company agrees to notify the Participating Dealer promptly
       ------
of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in connection with the offer and sale of any of its Shares, to furnish to the Participating Dealer, at its request, copies of all pleadings therein, and to permit the Participating Dealer to be an observer therein and apprise the Participating Dealer of all developments therein, all at the Company's expense. In case of commencement of any action in which indemnity may be sought from the Participating Dealer on account of the indemnity agreement contained in Paragraph 16, the Company shall notify the Participating Dealer of the commencement thereof in writing within 10 days. The omission of the Company to so notify the Participating Dealer of any such action shall relieve the Participating Dealer from any liability which it may have to the Company or any persons controlling it on account of the indemnity agreement contained in Paragraph 15.1 or otherwise. In case any such action shall be brought against the Company and the Company shall have notified the Participating Dealer of the commencement thereof, the Participating Dealer shall be entitled to participate in the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such controlling person or persons, defendant, or defendants in such litigation. The Participating Dealer shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without its consent.

  18.  Contribution.  If the indemnification provided for in Paragraphs 14 and
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15 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party

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

thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (I) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Participating Dealers on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (I) above but also the relative fault of the Company on the one hand and of the Participating Dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participating Dealers on the other shall be deemed to be in the same proportion as the total nets proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Participating Dealers, as in each case set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and of the Participating Dealers on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Participating Dealers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and the Participating Dealers agree that it would not be just and equitable if contribution pursuant to this Paragraph 16 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 16, no Participating Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which such Participating Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

  19.  Expenses.  In addition to the compensation payable pursuant to Paragraph
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2 of this Agreement, the Company shall reimburse each Participating Dealer for its accountable expenses for advertising, postage, travel and attendance at Participating Dealers information meetings, in an amount equal to a maximum of 2 1/2% of the gross dollar amount of proceeds from the sale of Shares sold by such Participating Dealer. Except as provided in Paragraph 16 hereof, no expenses will be charged to Participating Dealers. A single transfer tax, if any, on the sale of the Shares by the Participating Dealer to its customers will be paid by the Participating Dealer when certificates representing such Shares are delivered to the Participating Dealer for delivery to its customers. However, the Participating Dealer will pay its proportionate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall be from time to time assessed against the other Participating Dealer.

  20. Controlling Law and Communications.  This Agreement shall be construed
      ----------------------------------
according to the laws of the State of California. All communications to the Company should be sent to the address shown in the opening paragraph of this Agreement. Any notice to the Participating Dealer shall be properly given if mailed or telephoned to the Participating Dealer at the address or to the telephone number respectively given below.

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  21.  Assignment and Termination.  This Agreement may not be assigned by the
       --------------------------
Participating Dealer without the Company's consent. This Agreement will terminate, except as otherwise provided herein, upon the termination of the offering of the Shares, except that either party may terminate this Agreement at any time by giving written notice to the other.

  22.  Acceptance.  This Agreement shall become binding upon acceptance by the
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Company of the Participating Dealer's offer to enter into this Agreement, which offer is evidenced by the Participating Dealer signing this Agreement in the space provided:

       INFORMATION CONCERNING PARTICIPATING DEALER

       Name:
                -------------------------------------------------------------

       Address:
                -------------------------------------------------------------

       Telephone:


       IRS Employer Identification Number:

       Share Allocation:

       Signed by Participating Dealer on ________________________   __, 1997


           By:
               -----------------------------
               Signature

               -----------------------------
               Print Name and Title

       Accepted by MSH Entertainment Corporation on ________________ __, 1997.

           By:
               -----------------------------

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